UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 18, 2009

Fresh Harvest Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

280 Madison Ave, Suite 1005 New York, NY 10016	10016
(Address of Principal Executive Offices)	(Zip Code)

917-652-8030
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 2.03

Creation of a Direct Financial Obligation of the Registrant.

Item 3.02

Unregistered Sales of Equity Securities.

On June 18, 2009, Fresh Harvest Products, Inc. (the “Company”) simultaneously entered into an asset purchase agreement (“Purchase Agreement”) with and purchased the assets of Organic Chef, LLC of Brooklyn, NY (“Organic Chef”).  In connection with this acquisition, on the same date, the Company entered into: (1) a Brokerage Agreement and (2) a Consulting Agreement. with an entity (Haichel Esther) controlled by the principal of Organic Chef (Barry Moskowitz). Organic Chef was a distributor of organic food and beverages including its own line of TeAloe™ organic beverages as well as some of the Company’s own Wings of Nature™ products. Haichel Esther is a company located in Brooklyn, NY in the food and beverage business.

The principal provisions of the Purchase Agreement include:

•

Purchase Price: 2,509,205 shares of the Company’s common stock valued by the parties at $21,506.40. This excludes 400,000 shares of the Company’s common stock due to Organic Chef as consideration for Organic Chef entering into a letter of intent;

•

Assets Purchased include: Product, Inventory and supplies; office furniture, office equipment, manufacturing equipment, computer equipment and other machinery and equipment; fixtures and leasehold improvements, trademarks, trademark applications, trade names, service marks, telephone numbers, contracts, leases, licenses, insurance policies, fidelity and contract bonds, and other assets related to the Organic Chef business operations.

•

Assets Excluded include: certain enumerated receivables, cash and cash equivalents and judgments.

A copy of the form of the Purchase Agreement as executed is incorporated by reference thereto and attached as an Exhibit 10.1 hereto. The foregoing description of the Purchase Agreement is qualified in it’s entirety by reference to the full text of attached exhibit.

The principal provisions of the Brokerage Agreement include:

•

Appointment: Haichel Esther is appointed as a broker to market the Organic Chef product line in the U.S. and Canada;

•

Term: 2 years.  Agreement can be terminated with 30 days written notice by either party;

•

Compensation: 2,575,000 shares of the Company’s common stock as a non-refundable retainer, Standard 5% commissions on sales , except that on “deep” discounted promotions, the commission shall be 3%; and $750 per week if and when the Company receives capital investment of more than $150,000 in a 30 day period; and  stock issuances based upon targeted revenue levels that relate to the broker’s sales;

A copy of the form of the Brokerage Agreement as executed is incorporated by reference thereto and attached as an Exhibit 10.2 hereto. The foregoing description of the Brokerage Agreement is qualified in it’s entirety by reference to the full text of attached exhibit.

The principal provisions of the Consulting Agreement include:

•

Consulting Services:  New product development;

•

Term: Two years

•

Compensation: Performance based stock issuances.

A copy of the form of the Consulting Agreement as executed is incorporated by reference thereto and attached as an Exhibit 10.3 hereto. The foregoing description of the Consulting Agreement is qualified in it’s entirety by reference to the full text of attached exhibit.

Item 8.01

Other Events.

On June 18, 2009, Fresh Harvest Products, Inc. (the ‘‘Company’’) issued a press release announcing that its acquisition of the assets of Organic.  The June 18, 2009, press release is attached hereto as exhibit 99.1 and incorporated by reference hereto.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Number

Description

10.1

Form of the Asset Purchase Agreement as Executed

10.2

Form of the Brokerage Agreement as Executed

10.3

Form of the Consulting Agreement as Executed

99.1

June 18, 2009 Press Release

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: June 24, 2009	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors